UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011

NuStar GP Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation		Identification No.)

2330 North Loop 1604 West
San Antonio, Texas	78248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 918-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results Of Operations And Financial Condition.

The purpose of this Form 8-K/A is to file the correct consolidated financial information tables for NuStar GP Holdings, LLC, as the consolidated financial information tables for NuStar Energy L.P. were inadvertently included in the prior filing. This Form 8-K/A replaces the consolidated financial information tables furnished with Exhibit 99.1 to the Current Report on Form 8-K filed by NuStar GP Holdings, LLC on October 28, 2011. The revised consolidated financial information tables are furnished as Exhibit 99.1 hereto and are incorporated by reference herein.

The information in this report is being furnished, not filed, pursuant to Item 2.02 of Form 8-K. Accordingly, the information in this report, including the consolidated financial information tables, will not be incorporated by reference into any registration statement filed by NuStar GP Holdings, LLC under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

NON-GAAP FINANCIAL MEASURES

The press release announcing the earnings discloses certain financial measures, EBITDA, distributable cash flow, and distributable cash flow per unit, that are non-GAAP financial measures as defined under SEC rules. The press release furnishes a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are widely accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the company’s assets and the cash that the business is generating. None of EBITDA, distributable cash flow or distributable cash flow per unit is intended to represent cash flows for the period, nor are they presented as an alternative to net income or cash flow from operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Revised Consolidated Financial Information for the quarter ended September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuStar GP Holdings, LLC

Date: October 28, 2011	By:	/s/ Amy L. Perry
	Name:	Amy L. Perry
	Title:	Corporate Secretary

EXHIBIT INDEX

Number	Exhibit

99.1	Revised Consolidated Financial Information for the quarter ended September 30, 2011.